Exhibit 99.1

Navitas Semiconductor Appoints Davin Lee

as Independent Director to its Board

Lee Brings Over 30 Years of Semiconductor and Power Management Experience as Navitas Continues its Strategic Pivot to High-Power Markets

TORRANCE, Calif., May 4, 2026 – Navitas Semiconductor, (Nasdaq: NVTS), an industry leader in next-generation GaNFast™ gallium nitride (GaN) and GeneSiC™ silicon carbide (SiC) power semiconductors, today announced the appointment of semiconductor veteran, Davin Lee, to its Board effective immediately. Lee brings extensive technological and operating experience from leading semiconductor companies to the Board and will stand for reelection in 2027 as a Class III director. He will serve on the Compensation Committee and the Governance and Sustainability Committee.

“I am pleased to welcome Davin to the Navitas board of directors,” said Richard Hendrix, Chairman of the Board of Navitas. “Davin’s long history of leadership within the power semiconductor industry and deep knowledge of power electronics will be invaluable to our board and management team. His appointment fills an open position on the board and represents another important step in our board refreshment process that we initiated last year. The board’s intention remains to reduce its size to eight directors at the 2027 annual meeting. We believe this plan provides both fresh perspectives and continuity during the first year of our new management structure.

“Chris and his team have rapidly and successfully pivoted Navitas to high-power markets where the combination of our GaN and high-voltage SiC technologies positions us to provide a unique set of solutions to data center, energy and grid infrastructures, performance computing and industrial electrification markets. His exceptional team has reestablished revenue growth and increased customer engagement in these high-growth markets, and the board is committed to supporting this strategic pivot and growth strategy.”

Chris Allexandre, Navitas’ President and CEO added, “I am also very excited to welcome Davin to our board of directors. He’s joining at a very pivotal time as we accelerate our transformation to Navitas 2.0 as a high-power semiconductor company. Davin brings a strong background and track record as a semiconductor executive in scaled-up business operations and power components. He will be an extremely valuable resource to the Company. After announcing Greg Fisher as a new director last month, this appointment is another step in our corporate transformation, and I want to thank Rick and the entire board for their support. I look forward to further working with our new and existing directors to make Navitas highly successful and a recognized market leader in high-power semiconductors.”

Commenting on his appointment, Davin Lee said, “Navitas is at the forefront of the AI high-power semiconductor revolution, and I am thrilled to join its board as the Company accelerates its transformation to scale. With its superior GaN and high-voltage SiC technologies, Navitas is uniquely positioned to address significant power bottlenecks in AI infrastructure. My prior experience was defined by successfully transforming business units to capture new growth and profitability. I am eager to apply that experience, while also leveraging my extensive power management business background to accelerate Navitas’ trajectory to deliver profitable growth and sustained shareholder value.”

Lee has more than 30 years of experience at leading, publicly-traded semiconductor companies, most recently as Senior Vice President and General Manager of Embedded Processing and Analog and Connectivity at Renesas Corporation. Prior to Renesas, he served in leadership roles at Dialog Semiconductor, Scintera Networks, Intersil Corporation, Xicor, Altera and National Semiconductor. Lee earned a B.S. in Electrical Engineering from the University of Texas at Austin and an M.B.A. from the Kellogg School of Management at Northwestern University.

About Navitas

Navitas Semiconductor (Nasdaq: NVTS) is a next-generation power semiconductor leader in gallium nitride (GaN) and IC integrated devices, and high-voltage silicon carbide (SiC) technology, driving innovation across AI data centers, energy and grid infrastructure, performance computing and industrial electrification. With more than 30 years of combined expertise in wide bandgap technologies, GaNFast™ power ICs integrate GaN power, drive, control, sensing, and protection, delivering faster power delivery, higher system density, and greater efficiency. GeneSiC™  high-voltage SiC devices leverage patented trench-assisted planar technology to provide industry-leading voltage capability, efficiency, and reliability for medium-voltage grid and infrastructure applications. Navitas has over 300 patents issued or pending and is the world’s first semiconductor company to be CarbonNeutral®-certified.

Navitas Semiconductor, GaNFast, GaNSense, GeneSiC, and the Navitas logo are trademarks or registered trademarks of Navitas Semiconductor Limited and affiliates. All other brands, product names, and marks are or may be trademarks or registered trademarks used to identify products or services of their respective owners.

Investor Relations Contacts:

Shelton Group

Leanne Sievers | Brett Perry

nvts-ir@sheltongroup.com

Cautionary Statement Regarding Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are attempts to predict or indicate future events or trends or similar statements that are not a reflection of historical fact. Forward-looking statements may be identified by the use of words such as “we expect” or “are expected to be,” “estimate,” “plan,” “project,” “forecast,” “intend,” “anticipate,” “believe,” “seek,” or other similar expressions. Forward-looking statements are based on current expectations of the management of Navitas and are not predictions of actual future performance. Our businesses are subject to certain risks that could materially and adversely affect our respective business, financial condition, results of operations, or the value of our securities. You are encouraged to review these and other risk factors set forth in the Risk Factors section of our most recent annual report on Form 10-K, as updated in our most recent quarterly report on Form 10-Q, and in other documents we file with the SEC.

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